ENVIRONMENTAL INDEMNITY AGREEMENT

This Environmental Indemnity Agreement (as amended, restated, supplemented and otherwise modified from time to time, this “Agreement”) is entered into as of July 23, 2010, by NEVADA GOLD & CASINOS, INC., a Nevada corporation (“Borrower’s Parent”), NG WASHINGTON II HOLDINGS, INC. a Delaware limited liability company (“Borrower”) and NG WASHINGTON II, LLC, a Washington limited liability company (“Borrower’s Subsidiary” and, collectively with Borrower’s Parent and Borrower, the “Indemnitors” and each an “Indemnitor”) in favor of FORTRESS CREDIT CORP., a Delaware corporation, (“Agent”), as agent to Lenders (as defined hereinafter) with reference to the following matters:

A.      Pursuant to the terms and conditions of that certain Credit Agreement of even date herewith (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial and banking institutions party thereto from time to time (“Lenders”) and Agent, Lenders have agreed to provide extensions of credit and other financial accommodations to Borrower for the purposes described in Section 6.2 thereof.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

B.      As a condition to making the Loans, Lenders require Indemnitors to indemnify and hold harmless Lenders from any Environmental Claim or violation of any Environmental, Health or Safety Requirements of Law or any Environmental Permit attributable to Contaminants in which Borrower or Operator owns an interest (including all Real Property related thereto, the “Property”).  Lenders would not make the Loans without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for Lenders’ agreement to make the Loans.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, Indemnitors agree as follows:

1.           Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)              “Environmental Claim” shall include, but not be limited to, any claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose Liabilities and Costs for any of the following on, under, emanating or arising directly or indirectly from the Property: (i) noise; (ii) pollution or contamination of the air, surface water, ground water, or land; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Contaminants; (v) the manufacture, processing, distribution in commerce, use, or storage of Contaminants; (vi) injury to or death of any person or persons directly or indirectly connected with Contaminants; (vii) destruction or contamination of any property directly or indirectly connected with Contaminants; or (viii) any and all penalties directly or indirectly connected with Contaminants.  The term “Environmental Claim” also includes (i) the costs of removal of any and all Contaminants from all or any portion of the Property, (ii) costs required to take necessary precautions to protect against the Release of Contaminants on, in, under, or affecting the Property or into the air, surface water, ground water, land, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Property or any surrounding areas affected by Contaminants on, under or emanating from the Property, with any Environmental, Health or Safety Requirements of Law.  “Environmental Claim” also means any asserted or actual breach or violation of any Environmental, Health or Safety Requirements of Law, or any event, occurrence, or condition as a consequence of which, pursuant to any Environmental, Health or Safety Requirements of Law, (i) Borrower, any Borrower, Subsidiary, Agent, Lenders, or any owner, occupant, or person having any interest in the Property shall be liable or suffer any disability, or (ii) the Property shall be subject to any restriction on use, ownership, transferability, or (iii) any action to (A) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (B) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (C) investigate and determine if a remedial or other response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care (each a “Remedial Action”) shall be required.

(b)             “Environmental Permit” means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Property under any Environmental, Health or Safety Requirements of Law.

2.           Additional Defined Terms and Rules of Construction.  Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.  All references to “Articles” and “Sections,” without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise.  The use of the term “including” shall mean in all cases “including, but not limited to,” unless specifically designated otherwise.  No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT

3.           Indemnification.

(a)             Indemnitors shall protect, defend, indemnify, and hold harmless Agent, Lenders, their assigns and their respective affiliates, investment advisors, clients, shareholders and managed accounts, and each of their respective officers, directors, shareholders, and employees and their respective heirs, legal representatives, successors, and assigns (Lenders and all such other persons and entities being referred to herein individually, as an “Indemnitee” and collectively, as “Indemnitees”) from and against any of the following (collectively, “Indemnified Losses”):  all liabilities, losses, costs, damages, expenses or claims, including, but not limited to, remedial, removal, response, abatement, cleanup, legal, investigative, and monitoring costs and other related costs, expenses, losses, damages, penalties, fines, liabilities, obligations, defenses, judgments, suits, proceedings, and disbursements (including, without limitation, actual attorneys’ and experts’ fees and disbursements) of any kind or of any nature whatsoever, which may at any time be imposed upon any Indemnitee, incurred by any Indemnitee, arising directly or indirectly:  (i) from Environmental, Health or Safety Requirements of Law related to the Property; (ii) with respect to Environmental Claims related to the Property; (iii) from the failure to obtain, maintain, or comply with any Environmental Permit for, or related to, the Property, and/or (iv) otherwise, from the presence or existence of Contaminants on, under or emanating from the Property, including all consequential damages related thereto.

(b)             Notwithstanding anything contained herein to the contrary, Indemnitors shall not be liable for any Indemnified Losses to the extent that such Indemnified Losses: (i) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee claiming such Indemnified Losses; or (ii) do not arise or result from, or relate to, any ownership, operation, or control of the Property by any Indemnitor.

(c)             In the event that any Remedial Action is required under any Environmental, Health or Safety Requirements of Law because of, or in connection with, the current or future presence, suspected presence, Release or suspected Release of a Contaminant from the Property (or any portion thereof), in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof), Indemnitors shall within thirty (30) days after written demand for performance thereof by Indemnitees (or such shorter period of time as may be required under any Environmental, Health or Safety Requirements of Law), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Action.  All Remedial Action shall be performed by one or more contractors, approved in advance in writing by Indemnitees (which approval shall not be unreasonably withheld or delayed), and under the supervision of a consulting engineer approved in advance in writing by Indemnitees (which approval shall not be unreasonably withheld or delayed).  All reasonable costs and expenses of such Remedial Action shall be paid by Indemnitors, including, without limitation, the reasonable charges of contractor(s), consulting engineer(s), and attorney(s) incurred by Indemnitees in connection with monitoring or review of such Remedial Action.  In the event Indemnitors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Action, Indemnitees may, but shall not be required to, cause such Remedial Action to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become an Environmental Claim hereunder.

(d)             This Agreement, and all rights and obligations hereunder, shall survive performance and repayment of the Obligations evidenced by and arising under the other Loan Documents, surrender of the Note(s), release of other security provided in connection with the Loans, transfer of any Lender’s rights in the Loans, the Loan Documents and any collateral covered by the Loan Documents.  This Agreement shall be deemed a “Loan Document” and the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Indemnitors contained herein, are, and shall be deemed to be “Obligations” and “Guaranteed Obligations”.

(e)             Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Lenders may have against Indemnitors or any other party under any Environmental, Health or Safety Requirements of Law.

FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT

4.           Notice of Actions.

(a)             Borrower shall promptly (but in no event later than ten (10) Business Days from the occurrence of the event in question) notify Lenders and Agent of:  (i) any proceeding, inquiry, notice, or other communication by or from any Governmental Authority, including, without limitation, the Environmental Protection Agency, regarding the presence or existence of any Contaminant on, under, or about the Property or any migration thereof from or to the Property or any actual or alleged violation of Environmental, Health or Safety Requirements of Law; (ii) all Environmental Claims and any other claims made or threatened against Borrower or the Property relating to any loss or injury resulting from or pertaining to any Contaminant on, under or emanating from the Property or any alleged breach or violation of any Environmental, Health or Safety Requirements of Law by or with respect to the Property; (iii) any Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Property to any liability, penalty, or disability under any Environmental, Health or Safety Requirements of Law; and (iv) any Indemnitor’s receipt of any notice or discovery of any information regarding any actual, alleged, or potential use, production, storage, seepage, Release or any other presence or existence of any Contaminant on, under, or about the Property, or any alleged breach or violation of any Environmental, Health or Safety Requirements of Law pertaining to the Property.

(b)             Borrower shall promptly (but in no event later than ten (10) Business Days after receipt of same) deliver or cause to be delivered to Lenders and Agent copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Contaminant on, under, or about the Property.

5.           Procedures Relating to Indemnification.

(a)             Indemnitors shall, at their own cost, expense, and risk:  (i) defend all suits, actions, or other legal or administrative proceedings that may be brought or instituted against an Indemnitee or Indemnitees, as the case may be, on account of any matter or matters indemnified against in Section 3 above (an “Indemnified Matter”); (ii) pay in or satisfy any judgment or decree that may be recorded against any Indemnitees in any such suit, action, or other legal or administrative proceedings as to any Indemnified Matter; (iii) reimburse Indemnitees for the cost of, or for any payment made by any of them, with respect to any reasonable expenses incurred in connection with the Contaminants undertaken as a result of any demands, causes of actions, lawsuits, proceedings, or any other claims threatened, made, or brought against Indemnitees arising out of the obligations of Indemnitors under this Agreement or any Indemnified Matter; and (iv) reimburse Indemnitees for any and all reasonably necessary expenses, including, but not limited to, legal expenses, arising out of or attributable to, any Indemnified Matter or in connection with enforcing the rights of Indemnitees under this Agreement or in monitoring and participating in any action, proceeding, or litigation as to any Indemnified Matter.

(b)             Counsel selected by Indemnitors pursuant to Section 5(a) above shall be subject to the reasonable approval of the Indemnitees asserting a claim hereunder; provided, however, that, if, in the reasonable judgment of such Indemnitee (i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest among any of the parties to such lawsuit, action, legal, or administrative proceeding, any Indemnitee may employ its own legal counsel and consultants to prosecute, negotiate, or defend any such claim, lawsuit, action, cause of action, or legal or administrative proceeding and such Indemnitee shall have the right to compromise or settle the same in good faith without the necessity of showing actual liability therefor, and without the consent of Indemnitors.  Indemnitors shall reimburse such Indemnitee upon demand for all costs and expenses incurred by such Indemnitee, including the amount of all costs of settlements entered into in good faith, and the fees and other costs and expenses of such attorneys and consultants.

(c)             Notwithstanding anything in this Agreement to the contrary, Indemnitors shall not, without the prior written consent of any Indemnitee asserting a claim hereunder (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnitee of a written release of such Indemnitee (in form, scope and substance satisfactory to such Indemnitee, in its sole discretion reasonably exercised) from all liability in respect of such action, suit, or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may materially and adversely affect such Indemnitee as determined by such Indemnitee, reasonably exercised.

6.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Indemnitors and Indemnitees and their respective heirs, personal representatives, successors and assigns, including, as to Lenders, without limitation, any Participants and Assignees in accordance with Sections 13.2 and 13.3, respectively, of the Credit Agreement and any affiliate of Lenders which acquires all or part of the Property by any sale, assignment or foreclosure under a mortgage which hereafter may be given by Borrower to Lenders as additional security for the Loans, by deed or other assignment in lieu of foreclosure, or otherwise.

FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT

7.           Limitation of Liability of Indemnitees.  Notwithstanding any ownership by any Indemnitee at any time of all or any portion of the Property, in no event shall any Indemnitee (including any Participants and Assignees in accordance with Sections 13.2 and 13.3, respectively, of the Credit Agreement) be bound by any obligations or liabilities of any of the Indemnitors.

8.           Liability of Indemnitors.  The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, any amendment or modification of the provisions of any other Loan Document.  In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment, or foreclosure of the Note(s) or a mortgage which hereafter may be given to Lenders as additional security for the Loans or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other person or entity from performance or observance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law, any Lender’s voluntary act, or otherwise; (vi) the release or substitution in whole or in part of any security for the Note(s); or (vii) any Lender’s failure to perfect, protect, secure, or insure any security interest or lien given as security for the Note(s); and, in any such case, whether with or without notice to Borrower and with or without consideration.

9.           Waiver.  Indemnitors waive any right or claim of right to cause a marshalling of the assets of Indemnitors or to cause Lenders to proceed against any of the security for the Loans before proceeding under this Agreement against Indemnitors or to proceed against Indemnitors in any particular order; Indemnitors agree that any payments required to be made hereunder shall become due on demand.  Indemnitors expressly waive and relinquish all rights and remedies accorded by applicable law to Indemnitors, except any rights of subrogation that Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lenders.  Indemnitors hereby agree to postpone the exercise of any and all rights of subrogation to the rights of Lenders against Indemnitors hereunder and any rights of subrogation to any collateral securing the Loans until the Loans shall have been paid in full.

10.           Waiver of Jury Trial.  EACH INDEMNITOR, INDEMNITEE, LENDER AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

11.           Joint and Several Liability.  The obligations of each of the respective Indemnitors under this Agreement shall be the joint and several obligations of each of them.

12.           Delay.  No delay on Agent’s or any Lender’s part in exercising any right, power, or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

13.           Execution; Counterparts.  This Agreement may be executed in any number of counterparts and by a different party on separate counterparts, each of which, when executed and delivered, will be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an  executed counterpart of this Agreement via facsimile transmission or in Adobe .pdf format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein.

14.           Notices.  All notices and other communications to be given hereunder shall be in writing and be given as set forth in Section 14.1 of the Credit Agreement.

15.           Attorneys’ Fees.  Indemnitors shall reimburse each Indemnitee for all actual attorneys’ fees, costs and expenses, arising from and after the date hereof, incurred hereunder in connection with the enforcement of such Indemnitee’s rights under this Agreement, including, without limitation, actual reasonable attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements, and for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) in connection with seeking relief from stay in a bankruptcy proceeding.  The term “expenses” means any expenses incurred by such Indemnitee in connection with any of the out-of-court, or state, or federal or bankruptcy proceedings referenced above, including but not limited to the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by such Indemnitee in connection with any of those proceedings. Such Indemnitee shall also be entitled to its attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment.  This provision is separate and several and shall survive the merger of this agreement into any judgment on this Agreement.

FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT

16.           Successive Actions.  A separate right of action hereunder shall arise each time any Lender acquires knowledge of any matter described in Section 1 or Section 3 hereof.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

17.           Severability.  If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

18.           Interest on Unpaid Amounts.  All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to the Indemnitors, whichever is earlier, until paid to Indemnitee(s).  The interest rate shall be the maximum rate then permitted under applicable law.

19.           Governing Law.  This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions

20.           Exculpation.  Each Lender’s and Agent’s ability to enforce the liabilities and obligations set forth hereunder is governed by Section 9.3 of the Credit Agreement.

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FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT

IN WITNESS WHEREOF, Indemnitors have executed this Environmental Indemnity Agreement as of the date first set forth above.

INDEMNITORS:

NEVADA GOLD & CASINOS, INC.

/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: CEO

NG WASHINGTON II, LLC

/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

NG WASHINGTON II HOLDINGS, LLC

/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

SIGNATURE PAGE TO
FORTRESS/NEVADA GOLD & CASINOS
ENVIRONMENTAL INDEMNITY AGREEMENT